SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 1, 2004

MIDLAND COGENERATION VENTURE LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

MICHIGAN	33-37977	38-2726166

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 PROGRESS PLACE, MIDLAND, MICHIGAN	48640

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (989) 839-6000

1 of 3

Item 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
SIGNATURES

Item 5.02      DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF                       PRINCIPAL OFFICERS

In July 2004, Midland Cogeneration Venture Limited Partnership (“MCV”) offered a Voluntary Severance Program (“VSP”) to its employees, which was available to all employees. Three of MCV’s officers: LeRoy W. Smith, Vice President of Energy Supply and Marketing, James A. Mooney, Vice President of Engineering, Operations and Construction and Barbara E. Lawson, Treasurer have elected to participate in the VSP. Their resignations will be effective on or about October 1, 2004. MCV is currently assessing which, if any, of these positions will be replaced and how the duties will be assigned within the organization.

2 of 3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MIDLAND COGENERATION VENTURE LIMITED PARTNERSHIP
Dated: September 2, 2004	By:	/s/ James M. Rajewski
James M. Rajewski
Chief Financial Officer, Vice President and Controller

3 of 3